EXHIBIT 3.2


                       CNL American Properties Fund, Inc.

                          Amended and Restated Bylaws



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                         AMENDED AND RESTATED BYLAWS OF
                       CNL AMERICAN PROPERTIES FUND, INC.

         The Bylaws of CNL AMERICAN PROPERTIES FUND, INC., a corporation organized under the laws of the State of Maryland (the "Company"), having The Corporation Trust Incorporated as its resident agent located at 32 South Street, Baltimore, Maryland 21202, are as follows:


                                    ARTICLE I
                                     OFFICES

                  SECTION 1. PRINCIPAL OFFICE. The principal office of the Company shall be located at such place or places as the Board of Directors may designate in the State of Maryland.

                  SECTION 2. ADDITIONAL OFFICES. The Company may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Company may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. PLACE. All meetings of stockholders shall be held at the principal office of the Company or at such other place within the United States as shall be stated in the notice of the meeting.

                  SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of Directors, as such term is defined below, and the transaction of any business within the powers of the Company shall be held upon reasonable notice and not less than 30 days after delivery of the annual report.

                  SECTION 3. SPECIAL MEETINGS. Subject to the rights of the holders of any series of Preferred Shares (as such term is defined in the Company's Articles of Incorporation, as amended (the "Articles of Incorporation")) to elect additional Directors under specified circumstances, special meetings of the stockholders may be called by (i) the chairman of the Board of Directors; (ii) a majority of the Board of Directors; (iii) a majority of the Independent Directors (as such term is defined herein); or (iv) the secretary at the request in writing of stockholders holding outstanding Voting Shares (as such term is defined in the Articles of Incorporation) representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting, not less than 15 nor more than 60 days after such request is received. Written or printed notice of any special meeting called pursuant to subsection



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(iv) will be provided to all stockholders within ten days after any such request is received, stating the time and place of the meeting specified in the request, which shall be a time and place convenient to the stockholders.

                  SECTION 4. NOTICE. Not less than 15 nor more than 60 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute or these Bylaws, the purpose for which the meeting is called, either by mail to the address of such stockholder as it appears on the records of the Company, or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Company, with postage thereon prepaid.

                  SECTION 5. SCOPE OF NOTICE. Any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

                  SECTION 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders holding 50% of the then outstanding shares shall constitute a quorum; but this section shall not affect any requirement under any statute, any other provision of these Bylaws, or the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

                  SECTION 7. VOTING. A majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director, notwithstanding the concurrence of the Board of Directors to such action. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, each Common Share owned of record on the applicable record date shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The Company's Advisor (as such term is defined in the Articles of Incorporation), the Directors and any affiliates are prohibited

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from voting on or consenting to matters submitted to the stockholders regarding the removal of the Advisor, Directors or any affiliate or any transaction between the Company and any of them, nor will such shares be counted in determining a quorum or a majority in such circumstances.

                  SECTION 8. PROXIES. A stockholder may vote the shares owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                  SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer or a vice president, a general partner, trustee or other fiduciary thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

                  Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  The Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any shares registered in the name of the stockholder are held for the account of a specific person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

                  SECTION 10. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies,

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count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

                  Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  SECTION 11.         REPORTS TO STOCKHOLDERS.

                  (a) Not later than 120 days after the close of each fiscal year of the Company, the Directors shall deliver or cause to be delivered a report of the business and operations of the Company during such fiscal year to the stockholders, containing (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Company's Advisor and any affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses (as such term is defined in the Articles of Incorporation) of the Company, stated as a percentage of, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves are subtracted, computed by taking the average of such values at the end of each month during such period as a percentage of the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves, and excluding the gain from the sale of the Company's assets; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors and any Affiliate thereof occurring in the year for which the annual report is made; and (vii) Distributions, as such term is defined in the Company's Articles of Incorporation, to the stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made) and such further information as the Board of Directors may determine is required pursuant to any law or regulation to which the Company is subject. A signed copy of the annual report and the accountant's certificate shall be filed by the Directors with the State Department of Assessments and Taxation of Maryland, and with such other governmental agencies as may be

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required by law and as the Directors may deem appropriate. Such report shall be submitted at the annual meeting of stockholders and, within 20 days after such meeting, placed on file at the Company's principal office.

                  (b) Not later than 45 days after the end of each of the first three quarterly periods of each fiscal year and upon written request by a stockholder, the Directors shall deliver or cause to be delivered an interim report to such requesting stockholder containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Directors may determine is required pursuant to any law or regulation to which the Company is subject.

                  SECTION 12.         NOMINATIONS AND STOCKHOLDER BUSINESS.

                  (a)      Annual Meetings of Stockholders.

                           (1) With respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

                           (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
         (ii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the

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         beneficial owner, if any, on whose behalf the proposal is made; and
         (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence of Section 12(a)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this
Section 12(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the stockholder's notice complies with the requirements of Section 12(a)(2) and is delivered to the secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Directors to be elected at such meeting.

                  (c)      General.

                           (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding

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         officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
         Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

                           (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (3) Notwithstanding the foregoing provisions of this
         Section 12, a stockholder also shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
         Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                  SECTION 14.         NO STOCKHOLDER ACTION BY WRITTEN CONSENT.
Subject to the rights of the holders of any series of Preferred Shares to elect additional Directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.


                                   ARTICLE III
                                    DIRECTORS

                  SECTION 1. GENERAL POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Company shall be managed under the direction of its Board of Directors (also referred to herein as "Director" or "Directors"). Notwithstanding the other requirements set forth herein and in the Articles of Incorporation, a Director shall be an individual at least 21 years of age who is not under legal disability. The number of Directors which shall constitute the whole board shall not be less than three nor more than fifteen. Within such limits, the actual number of directors which shall constitute the whole board shall be as fixed from time to time by resolution of the Board of Directors.



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                  SECTION 2. INDEPENDENT DIRECTORS; QUALIFICATIONS. A majority of Directors of the Company shall be Independent Directors. To qualify as an independent director, an individual must not be and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

                  SECTION 3. REGULAR MEETINGS. A meeting of the Directors shall be held quarterly in person or by telephone. The Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Directors without other notice than such resolution.

                  SECTION 4. SPECIAL MEETINGS. Special meetings of Directors may be called by or at the request of the chief executive officer or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Directors called by them.

                  SECTION 5. NOTICE. Notice of any annual, regular or special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed or mailed to each Director at his business or residence address. Personally delivered, facsimile transmitted or telegraphed notices shall be given at least two days prior to the meeting. Notice by facsimile or telegraph shall be promptly followed by mailed notice. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

                  SECTION 6. QUORUM. A whole number of Directors equal to at least a majority of the whole Board of Directors, including a majority of Independent Directors, shall constitute a quorum for transaction of business at any meeting of the Directors; provided, that if less than a quorum are present at said meeting, a majority of the Directors present may adjourn

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the meeting from time to time without further notice; and provided further, that if, pursuant to the Articles of Incorporation or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

                  The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

                  SECTION 7. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Directors, unless the concurrence of a particular group of Directors or of a greater proportion is required for such action by applicable statute, the Articles of Incorporation or these Bylaws.

                  SECTION 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

                  SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Directors.

                  SECTION 10. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Any vacancy created by an increase in the number of Directors shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Directors. Any other vacancy shall be filled at any annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the Common Shares outstanding and entitled to vote. Any individual so elected as Director shall hold office for the unexpired term of the Director he is replacing. In the event of a vacancy among the Independent Directors, the remaining Independent Directors shall nominate replacements for such position.

                  SECTION 11. COMPENSATION. Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor (as such term is defined in the Articles of Incorporation).



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                  SECTION 12. ELECTION AND REMOVAL OF DIRECTORS; TERM.
The stockholders may, at any time, remove any Director in the manner provided in the Articles of Incorporation. The term of service for a Director is one year, without limit on successive terms.

                  SECTION 13. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with which moneys or shares have been deposited.

                  SECTION 14. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

                  SECTION 15. RELIANCE. Each Director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

                  SECTION 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the Directors and applicable law.


                                   ARTICLE IV
                                   COMMITTEES

                  SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint from among its members an Audit Committee and other committees, composed of two or more Directors to serve at the pleasure of the Directors. At such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee. At least a majority of the members of each committee of the Company's Board of Directors, or if a committee numbers two or less, both directors must be Independent Directors.

                  SECTION 2. POWERS. The Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors; provided, however, that the Directors may not delegate to committee the power to declare dividends or other Distributions, elect Directors, issue Preferred or Common Shares (as such terms are defined in

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the Articles of Incorporation) (hereinafter "Shares") in the Company other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of Shares in the Company to a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of an option or other plan, such committee may fix the terms of the Shares subject to classification or reclassification and the terms on which the shares may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

                  SECTION 3. COMMITTEE PROCEDURES. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the action of a majority of those present at a meeting at which a quorum is present shall be action of the committee. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member, subject to the requirements of Section 1 of this Article IV. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action to be taken is signed by each member of the committee and filed with the minutes of the proceedings of such committee. The members of a committee may conduct any meeting thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.


                                    ARTICLE V
                                    OFFICERS

                  SECTION 1. GENERAL PROVISIONS. The officers of the Company may consist of a chairman of the board, a chief executive officer, a president, a chief operating officer, one or more vice presidents, a chief financial officer and treasurer, a secretary, and one or more assistant secretaries, as determined by the Directors. In addition, the Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Company shall be elected annually by the Directors at the first meeting of the Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except (i) chief executive officer and vice president, or (ii) president and vice president, may be held by the same person, although any person holding more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

In their discretion, the Directors may leave unfilled any office except that of the chief executive officer, the president, the treasurer and the secretary. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

                  SECTION 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed by a majority of the members of the whole Board of Directors, with or without cause, if in their judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his resignation to the Directors, the chairman of the board, the chief executive officer or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

                  SECTION 3. VACANCIES. A vacancy in any office may be filled by the Directors for the balance of the term.

                  SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Directors and of the stockholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Directors. Except where by law the signature of the chief executive officer or the president is required, the chairman of the board shall possess the same power as the chief executive officer or the president to sign deeds, mortgages, bonds, contracts or other instruments.

                  SECTION 5. CHIEF EXECUTIVE OFFICER. The Directors may designate a chief executive officer from among the elected officers. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Company. The chief executive officer shall in general supervise the management of the business affairs of the Company and the implementation of the policies of the Company, as determined by the Directors. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Directors from time to time.

                  SECTION 6. PRESIDENT. The president, subject to the control of the Board of Directors and with the chief executive officer, shall in general supervise and control all of the business and affairs of the Company. He or she shall, when present and in the absence of the chairman of the board and the chief executive officer, preside at all meetings of the stockholders and the Board of Directors. He or she may sign (i) with the secretary or the chief financial officer and treasurer, certificates for shares of the Company, and
(ii) with the secretary or any other proper officer of the Company authorized by the Board of Directors, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer of agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Directors from time to time.

                  SECTION 7. CHIEF OPERATING OFFICER. The chief operating officer, under the direction of the chief executive officer, shall have general management authority and responsibility for the day-to-day implementation of the policies of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Directors from time to time.

                  SECTION 8. VICE PRESIDENTS. In the absence of the chief executive officer, the president, the chief operating officer or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer or the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to him by the chief executive officer, by the president, by the chief operating officer or by the Directors. The Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

                  SECTION 9. SECRETARY. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Directors and committees of the Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of the Articles of Incorporation, these Bylaws or as required by law; (iii) be custodian of the trust records and of the seal (if any) of the Company; (iv) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) have general charge of the share transfer books of the Company; and (vi) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, by the president, by the chief operating officer or by the Directors.

                  SECTION 10. CHIEF FINANCIAL OFFICER AND TREASURER. The chief financial officer and treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Directors. The chief financial officer shall disburse the funds of the Company as may be ordered by the Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Directors, at their regular meetings of the Directors or whenever they may require it, an account of all his or her transactions as chief financial officer and of the financial condition of the Company.

                  If required by the Directors, he or she shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

                  SECTION 11. ASSISTANT SECRETARIES. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the chief executive officer, the president, or the Directors.

                  SECTION 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director.


                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  SECTION 1. CONTRACTS. The Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be deemed valid and binding upon the Directors and upon the Company when so authorized or ratified by action of the Directors.

                  SECTION 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by the Directors.

                  SECTION 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Directors may designate.

                                   ARTICLE VII
                                     SHARES

                  SECTION 1. CERTIFICATES. The Company will not issue share certificates. A stockholder's investment will be recorded on the books of the Company. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter.

                  SECTION 2. TRANSFERS. Transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

                  The Company shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                  SECTION 3. NOTICE OF ISSUANCE OR TRANSFER. Upon issuance or transfer of Shares, the Company shall send the stockholder a written statement that complies with the requirements of Section 7.6(xii) of Articles of Incorporation and reflects such investment or transfer. In addition such written statement shall set forth (i) the name of the Company; (ii) the name of the stockholder or other person to whom it is issued or transferred; (iii) the class of shares and number of shares purchased; (iv) the designations and any preferences, conversions and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each class which the Company is authorized to issue;
(v) the differences in the relative rights and preferences between the shares of each series of shares to the extent they have been set; (vi) the authority of the Board of Directors to set the relative rights and preferences; (vii) the restrictions on transferability of the shares sold or transferred (without affecting ss. 8-204 of the Commercial Law Article of the Maryland General Corporation Law (the "MGCL"); and (viii) any other information required by law. The Company, alternatively, may furnish notice that a full statement of the information contained in the foregoing subsections (i) through (viii) and otherwise complying with Section 7.6(xii) of the Articles of Incorporation will be provided to any stockholder upon request and without charge.

                  SECTION 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any Distribution or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall not be more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

                  In the context of fixing a record date, the Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed at least ten days before the date of such meeting.

                  If no record date is fixed and the share transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date on which notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (ii) the record date for the determination of stockholders entitled to receive payment of a Distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors declaring the Distribution or allotment of rights is adopted, but the payment or allotment of rights may not be made more than 60 days after the date on which the resolution is adopted.

                  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

                  SECTION 5. SHARE LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger, in written form or in any other form which can be converted within a reasonable time into written form for visual inspection, containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

                  SECTION 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

                  Before issuance of any shares classified or reclassified or otherwise issued in a unit, the Board of Directors will file articles supplementary with the Maryland State Department of Assessments and Taxation that describe such shares, including (a) the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption, as set or changed by the Board of Directors; and (b) a statement that the shares have been classified or reclassified by the Board of Directors pursuant to its authority under the Company's charter. The articles supplementary will be executed in the manner provided by Title 7 of the Maryland General Corporation Law (the "MGCL").


                                  ARTICLE VIII
                                 ACCOUNTING YEAR

         The Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.


                                   ARTICLE IX
                                  DISTRIBUTIONS

                  SECTION 1. DECLARATION. Distributions upon the shares of the Company may be declared by the Directors, subject to the provisions of law and the Articles of Incorporation. Distributions may be paid in cash or other property of the Company, subject to the provisions of law and the Articles of Incorporation.

                  SECTION 2. CONTINGENCIES. Before payment of any Distributions, there may be set aside out of any funds of the Company available for Distributions such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve fund for the contingencies, for equalizing Distributions, for repairing or maintaining any property of the Company or for such other purpose as the Directors shall determine to be in the best interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X
                                INVESTMENT POLICY

         Subject to the provisions of the Articles of Incorporation, the Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as they shall deem appropriate in their sole discretion. In addition, the Independent Directors shall review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders.

                                   ARTICLE XI
                                      SEAL

                  SECTION 1. SEAL. The Directors may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization. The Directors may authorize one or more duplicate seals and provide for the custody thereof.

                  SECTION 2. AFFIXING SEAL. Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Company.


                                   ARTICLE XII
                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE XIII
                               AMENDMENT OF BYLAWS

                  SECTION 1. AMENDMENTS. These Bylaws may be amended or repealed by either the affirmative vote of a majority of all Equity Shares, as such term is defined in the Company's Articles of Incorporation, outstanding and entitled to vote generally in the election of Directors, voting as a single group or by an affirmative vote of a majority of the Directors (including a majority of the Independent Directors), provided that such amendments are not inconsistent with the Articles of Incorporation, and further provided that the Directors may not amend these Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

                  SECTION 2. LOCATION OF BYLAWS. The original or a certified copy of these Bylaws, including any amendments thereto, shall be kept at the Company's principal office, as determined pursuant to
Article I, Section 1 of these  Bylaws.

                              ARTICLE XIV
                          ROLL-UP TRANSACTION

                  SECTION 1. PROVISION IN CONFLICT WITH LAW OR REGULATIONS. The Board of Directors has determined, in accordance with Section 12.3 of the Articles of Incorporation, that the following sentence included in section 10.3 of the Articles of Incorporation is inconsistent with applicable state laws or regulations and, as a result, does not constitute part of the Articles of Incorporation.

                  In connection with a proposed Roll-Up Transaction which has not been approved by a vote of at least two-thirds (2/3) of the Stockholders, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (a) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (b) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the net assets of the Company.

                  SECTION 2. REPLACEMENT PROVISION. The following will apply to a Roll-Up Transaction in place of the sentence referenced above.

                  In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

         (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (a) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (b) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the net assets of the Company.


                                   ARTICLE XV
                                   SUITABILITY

                  SECTION 1. The Advisor and each person selling shares on behalf of the Company shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder.

                  SECTION 2. In making this determination, the Advisor or each person selling shares on behalf of the Company shall ascertain that the prospective stockholder:

                           (1)   meets the minimum income and net worth
standards established for the Company;

                           (2) can reasonably benefit from the Company based on
the prospective stockholder's overall investment objectives and portfolio structure;

                           (3) is able to bear the economic risk of the
investment based on the prospective stockholder's overall financial situation;
and

                           (4) has apparent understanding of:

                                 (A) the fundamental risks of the
                          investment;

                                 (B) the risk that the stockholder may lose the
                          entire investment;

                                 (C) the lack of liquidity of the shares;

                                 (D) the restrictions of transferability of
                          the shares;

                                 (E) the background and qualifications of
                          the Advisor; and

                                 (F) the tax consequences of the investment.

                  SECTION 3. The Advisor or each person selling shares on behalf of the Company will make this determination on the basis of information it has obtained from a prospective stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective stockholder, as well as any other pertinent factors.

                  SECTION 4. The Advisor or each person selling shares on behalf of the Company shall maintain records of the information used to determine that an investment in the shares is suitable and appropriate for a prospective stockholder. The Advisor or each person selling shares on behalf of the Company shall maintain these records for at least six years.

                  SECTION 5. The Advisor shall disclose in each prospectus the responsibility of the Advisor and each person selling shares on behalf of the Company to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder, based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives.


         The foregoing are certified as the Amended and Restated Bylaws of the Company adopted by the Directors (including a majority of the Independent Directors) as of January 12, 1998.



                                             /s/ Lynn E. Rose
                                             ---------------------
                                             Secretary